[Slide 1]
                                            [Hess Logo]
                                      Amerada Hess Corporation
                                           Acquisition of
                                            [Triton Logo]

                                         July 10, 2001



                  [Slide 2]
                  -This presentation contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the company's periodic reports filed with the Securities and Exchange Commission.

                  -The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic operating conditions. We use certain terms in this presentation, such as probable reserves, that the SEC's guidelines prohibit registrants from including in filings with the SEC. Investors are urged to consider closely the disclosure in Amerada Hess's Form 10-K, File No. 1-1204, available from Amerada Hess, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

                  [Slide 3]
                                Amerada Hess Corporation [Hess Logo]

                  - $7 billion market capitalization
                  - $9 billion enterprise value
                  - New York stock exchange listed company (ticker symbol: AHC)
                  - Earnings and cash flows from operations:
                     -Full Year 2000: $1.0 billion earnings and $1.8 billion
                         cash flow
                     -First quarter 2001: $337 million earnings and $753 million cash flow
                  - 405 MBOEPD average production in Q1 2001
                  - 1.1 billion barrels of proved reserves
                  - 1.7 Billion Barrels proved plus probable reserves
                  - Competitively advantaged refining joint venture with PDVSA
                  - Focused retail marketing on the US East Coast

                  [Slide 4]
                                      Principal goals [Hess Logo]

                  -Exploration & Production - engine of income and growth
                           -Objectives:
                                 -Grow to minimum 75% of capital employed
                                 -Expand international reserves to at least 33%
                                  outside the United States and North Sea
                                 -Focus on high quality assets in a few
                                  countries
                                 -Accelerate production growth
                                 -Increase reserve life

                  -Refining & Marketing
                           -Enhance financial returns from existing assets

                  [Three pictures line the right side of the page. The first shows a drilling rig with the word "Exploration". The second shows a production platform with the word "Production". The third picture shows a Hess service station with the word "Marketing".]



                  [Slide 5]
                                Summary of Triton acquisition [Hess Logo]

                  -HESS to commence cash tender offer of $45 per share for all outstanding common and convertible shares of Triton
                           -Deal size equal to $3.2 billion including the
                            assumption of approximately $500 million of debt
                           -50% premium to previous day share price; 88% of
                            52-week high
                           -Unanimously approved and recommended by Triton's
                            Board of Directors
                           -Irrevocable commitment by Hicks Muse to sell 38%
                            ownership stake
                  -Transaction is expected to close in third quarter 2001 -Purchase price of reserves, including recent discoveries:
                           -Proved:                  $  9.79/BOE
                           -Proved+Probable:         $  5.66/BOE
                  -Purchase price of reserves based on Hess mid-year 2001
                   estimates

                  [Slide 6]
                                      Summary [Hess Logo]

                  -Acquisition Benefits
                        -Continues transformation to exploration and production -Expands international reserves
                        -Accelerates and extends production growth
                        -Provides significant exploration potential
                        -Meets financial goals
                        -Enhances competitive position



                  [Slide 7]
                             Continues transformation to exploration & production [Hess Logo]

                  -Capital Employed

                  [Three Pie Charts representing the following information:

                  1997 HESS
                  -57% Capital Employed in R&M
                  -43% Capital Employed in E&P

                  2001 HESS
                  -49% Capital Employed in R&M
                  -51% Capital Employed in E&P

                  2001E HESS + TRITON
                  -24% Capital Employed in R&M
                  -76% Capital Employed in E&P]

                  -76% of the combined 2001 capital employed will be devoted to
                   E&P operations


                  [Slide 8]
                              Expands international reserves [Hess Logo]

                  [Map of the World representing the following information in four captions:

                  -United States
                           -22% Reserves

                  -North Sea
                           -40% Reserves

                  -Africa
                           -13% Reserves

                  -Southeast Asia
                           -13% Reserves]

                  -88 % of proved reserves are in four core areas
                  -Proved reserves based on Hess mid-year 2001 estimates



                  [Slide 9]
                                Expands international reserves [Hess Logo]

                  -Hess increases high-potential international reserves

                  [Pie Chart of proved reserves of HESS representing the following information:
                           -International   21%
                           -United States   28%
                           -North Sea       51%
                  -1.1 Billion BOE HESS]

                  [Pie Chart of proved reserves of HESS + TRITON representing the following information:
                           -International   38%
                           -United States   22%
                           -North Sea       40%
                  -1.4 Billion BOE HESS + TRITON]

                  [Arrow connecting the two pie charts containing the words "Balances Portfolio"]

                  -Proved reserves based on Hess mid-year 2001 estimates



                  [Slide 10]
                      Accelerates and extends production growth [Hess Logo]

                  -Production

                  [Bar graph representing the following information:

                  -2000 Pro Forma

                           -HESS            374 MBOEPD
                           -TRITON          31 MBOEPD
                           -Combined        405 MBOEPD

                  -2001 Pro Forma
                           -HESS            430 MBOEPD
                           -TRITON          55 MBOEPD
                           -Combined        485 MBOEPD

                  -2002
                           -HESS            450 MBOEPD
                           -TRITON          85 MBOEPD
                           -Combined        535 MBOEPD

                  -2003
                           -HESS            460 MBOEPD
                           -TRITON          152 MBOEPD
                           -Combined        612 MBOEPD

                  -CAGR: 15% combined vs. 7% Hess alone]



                  [Slide 11]
                      Accelerates and extends production growth [Hess Logo]

                  -Reserve to Production ratio

                  [Bar graph representing the following information:

                  -Before
                           -HESS
                                   -7.7 Proved Reserve to Production ratio
                                   -13.3 Proved + Probable Reserve to Production
                                    ratio
                           -TRITON
                                   -26.2 Proved Reserve to Production ratio
                                   -52.1 Proved + Probable Reserve to Production
                                    ratio
                  -After
                           -HESS + TRITON
                                   -9.1 Proved Reserve to Production ratio
                                   -16.2 Proved + Probable Reserve to Production
                                     ratio]

                  -Source: Reported 2000 Reserve and Production Data of HESS and TRITON + HESS estimates for TRITON discoveries.

                  [Slide 12]
                       Provides significant exploration potential [Hess Logo]

                  [Three maps of Africa showing the following:
                  -Africa
                  -Magnified map of Equatorial Guinea and Gabon coming from the map of Africa and containing the following labeled area:
                           -Upper Cretaceous Deep Water Fairway
                  -Magnified map of Equatorial Guinea coming from the magnified map of Equatorial Guinea and Gabon and containing the following labeled areas
                           -Block F
                           -Block G
                                    -Okume
                                    -Oveng
                                    -Ceiba]

                  -Recent Discoveries
                           -Ceiba           October 1999
                           -Okume           June 2001
                           -Oveng           June 2001
                  -Gross reserve potential of over 400 MMBOE

                  -Exploration Potential
                           -1.8 million net acres with 90% yet to be explored -85% equity in blocks F and G in Equatorial Guinea with 7 wells to be drilled over the next 12 months -25% equity in Tolo block in Gabon with 1 well to be drilled this year


                  [Slide 13]
                                     Meets financial goals [Hess Logo]

                  -Cost savings                               $ Million
                  -G&A                                        $14
                  -Exploration                                $32
                           -Total before tax savings          $46
                           -Total after tax savings           $33

                  [Slide 14]
                                    Meets financial goals [Hess Logo]

                  -Year-end Debt-to-Capital ratio

                  [Bar graph representing the following information:

                  -At closing
                           -52% Year-end Debt-to-Capital ratio
                  -2002
                           -45% Year-end Debt-to-Capital ratio
                  -2003
                           -36% Year-end Debt-to-Capital ratio]]

                  -Pro-forma based on $24.00 WTI oil price



                  [Slide 15]
                                    Meets financial goals [Hess Logo]

                  -Strengthens cash flow and reserves per share

                  [Two bar graphs representing the following information:

                  -Cash flow per share Based on 2002E pro-forma
                           -HESS
                                    -$24.13 Cash Flow per Share
                           -HESS + TRITON
                                    -$27.66 Cash Flow per Share

                  -Proved Reserves per share Based on mid-year 2001 estimates for Hess and Triton
                           -HESS
                                    -12.7 Proved reserves (BOE) per Share
                           -HESS + TRITON
                                    -16.4 Proved Reserves (BOE) per Share]

                  -Pro-forma based on $24.00 WTI oil price


                  [Slide 16]
                                    Meets financial goals [Hess Logo]

                  -Accretive to earnings and cash flow per share

                  [Two Bar graphs representing the following information:

                  -Earnings
                           -2002
                                       -1%
                           -2003
                                       -4%
                  -Cash flow
                           -2002
                                      -15%
                           -2003
                                      -26%]

                  -Pro-forma based on $24.00 WTI oil price, purchase accounting and goodwill of $980 Million


                  [Slide 17]
                              Enhances competitive position [Hess Logo]

                  -2001 Estimated Production (MBOEPD)

                  [Bar graph representing the following information:

                  -Conoco/Gulf of Canada                      884 MBOEPD
                  -Phillips                                   850 MBOEPD
                  -Anadarko                                   550 MBOEPD
                  -HESS + TRITON (2002)                       535 MBOEPD
                        -HESS (2002)                          450 MBOEPD
                        -TRITON (2002)                        85  MBOEPD
                  -Unocal                                     505 MBOEPD
                  -Occidental                                 500 MBOEPD
                  -HESS + TRITON (2001 Pro Forma)             485 MBOEPD
                        -HESS (2001 Pro Forma)                430 MBOEPD
                        -TRITON (2001 Pro Forma)              55  MBOEPD
                  -Talisman                                   450 MBOEPD
                  -HESS                                       430 MBOEPD
                  -Marathon                                   420 MBOEPD
                  -Burlington                                 380 MBOEPD
                  -Devon                                      365 MBOEPD
                  -Kerr McGee                                 330 MBOEPD
                  -Apache                                     325 MBOEPD
                  -Enterprise                                 255 MBOEPD

                  -EOG                                        184 MBOEPD
                  -Ocean                                      155 MBOEPD
                  -Murphy                                     115 MBOEPD
                  -Noble                                      102 MBOEPD
                  -Vintage                                    100 MBOEPD
                  -TRITON                                     55  MBOEPD]

                  -Source: Company Press Releases and Presentations



                  [Slide 18]
                                      Conclusion [Hess Logo]

                  -Acquisition Benefits
                          -Continues transformation to exploration and
                           production
                          -Expands international reserves
                          -Accelerates and extends production growth
                          -Provides significant exploration upside
                          -Meets financial goals
                          -Enhances competitive position



                  [Slide 19]

                                       [Hess Logo]
                                      -9-